EXHIBIT 10.42

AMENDMENT TO SUPERIOR INDUSTRIES INTERNATIONAL, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Superior Industries International, Inc. Executive Employment Agreement (the “Agreement”) dated this 5th day of February, 2025 is by and between Superior Industries International, Inc. (the “Company”) and Majdi B. Abulaban (the “Executive”), collectively the “Parties”.

The Parties entered into the Agreement on March 28, 2019 relating to the employment of the Executive with the Company.

1.
Amendment of Section 4.2.5.2. The Parties now desire to amend the Agreement to replace section 4.2.5.2 with the following:

4.2.5.2 Subject to Section 4.2.5.5, an amount equal to three (3) times the sum of (i) Executive’s then-current annual base salary, and (ii) Executive’s target Annual Bonus for the fiscal year in which Executive’s employment terminates (the “CIC Severance Compensation”), which shall be paid to Executive in a lump sum in cash thirty (30) days after the date of termination; provided, that no portion of the CIC Severance Compensation shall be payable or paid prior to the expiration of the applicable revocation period for the Separation Agreement described in Section 4.2.5.4 below or such later date as may be required by Section 10 of this Agreement.

2.
Entire Agreement. With respect to the section described above, this Amendment contains the entire understanding between the Parties, and supersedes any prior agreements, understandings and communications between the Parties, whether oral, written, implied or otherwise.

3.
All Other Terms Remain Unchanged. Except as amended herein, all other provisions of the Executive Employment Agreement and any subsequent amendments remain in full force and effect.

4.
Counterparts. This Amendment may be signed in counterpart copies, each of which shall represent an original document, and all of which shall constitute a single document.

5.
Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to the conflicts of law principles thereof.

EXECUTIVE	SUPERIOR INDUSTRIES INTERNATIONAL, INC.

/s/ Majdi B. Abulaban	By:	/s/ Timothy C. McQuay
Majdi B. Abulaban	Name:	Timothy C. McQuay
	Title:	Chairman of the Board